EXHIBIT 10.7
FOURTH AMENDMENT TO LETTER OF INTENT

It is hereby agreed as of June 30th, 2006 by and between Quick Med Technologies, Inc. (“Quick Med”) and Engelhard Long Island, Inc. (“Engelhard”) (collectively referred to as “the parties”) that:

1. Reference is hereby made to the Letter of Intent effective February 1, 2006 (the “Original LOI) entered into between Engelhard and Quick Med, as amended by the First Amendment to Letter of Intent, the Second Amendment to Letter of Intent and the Third Amendment to Letter of Intent (as amended, the “LOI’).

2. Sections 2,3 and 4 of the LOI are hereby amended by deleting the date “June 30, 2006” and replacing it with the date “August 1, 2007” For sake of clarity, this amendment is equivalent in all respects to an amendment of Sections 2, 3 and 4 of the Original LOI (or unamended) achieved by deleting the date “April 28th, 2006” and replacing it with the date “August 1, 2007”.

3. Section 3.b is hereby amended by replacing “Year 1” in the first sentence of Section 3.b with “Year 1 and Year 2” and by adding the following sentence to the end of Section 3.b:

“The royalties set forth in this Section 3 b shall be in lieu of any financial and other Milestone obligations and treatments of Windfalls, as set forth in Section 2.2 and Schedule B of the Development Agreement, which would otherwise have incurred or be incurred on or after February 1, 2006 pursuant to the Development Agreement.”

4. Section 3 shall be amended by adding new Section 3.c. as follows:

“3.c. Licensee shall immediately pay to QMT $166,500 and in consideration therefor, Licensor hereby transfers to Licensee all of Licensor’s rights, title and interests to the Engelhard IP developed by Licensee which were assigned to Licensor pursuant to Section 4.2 of the Master Agreement for Product Development, Manufacturing and Distribution dated August 15, 2002 (the “Master Agreement”). Notwithstanding the foregoing, the Licensed Compound and any derivative, variation, improvement or modification to the Licensed Compound developed either before or after the date hereof by Licensee shall not be considered Engelhard IP and all rights, title and interests of Licensee thereto is and shall be exclusively assigned by Licensee to Licensor including, without limitation, pursuant to Section 4.2 of the Master Agreement.”

5.  Except as amended hereby, the LOI is hereby ratified and confirmed in its entirety.

WITNESS the execution hereof as of the date first above written.

ENGELHARD LONG ISLAND, INC.

By:__/s/ Joseph Ceccoli_____________________________________
Title: Global Director, Personal Care Materials

Title:

QUICK MED TECHNOLOGIES, INC.

By:___/s/ Michael Granito___________________________________
Title: Chairman: